SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                         1934


             Date of Report (Date of earliest event reported) August 1999
                                      (July 1999)


                             TOUCHTUNES MUSIC CORPORATION
                ------------------------------------------------------
                (Exact name of Registrant as specified in its charter)


                   NEVADA               33-7006              87-048534
             -------------------    ---------------   -----------------------
              (State or other         (Commission      (I.R.S. Employer
              jurisdiction of          File No.)       Identification Number)
              incorporation or
               organization)

                   1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104
                   ---------------------------------------------------
                       (Address of principal executive offices)

          Registrant's telephone number, including area code (702) 792-7405



          ITEM 1.  Changes in Control of Registrant.

                    As previously reported on Registrant's Form 8-K for the month of March 1997, on March 21, 1997, two independent Canadian Investors, Societe Innovatech du Grand Montreal and Sofinov Societe Financiere D'Innovation Inc. (the "Canadian Investors"), agreed to invest $4,000,000 Canadian Dollars (CDN) for the development and promotion of the Registrant's Digital Jukebox, upon certain terms and conditions. To accomplish this, the Canadian Investors agreed to invest $4,000,000 CDN in TouchTunes Digital Jukebox Inc. ("TouchTunes"), a Canadian subsidiary which was organized by the Registrant specifically for that purpose. The Registrant entered into an agreement by which TouchTunes agreed to carry out the research and development work needed for the Digital Jukeboxes and to provide all such additional services reasonably requested by the Registrant in connection with the implementation of the Digital Jukebox project.

                    The Canadian Investors initially purchased 100 Class B shares and 20 Class C shares of TouchTunes, at a price of $5,000 CDN per share, for an immediate cash consideration of $600,000 CDN.
           They also subscribed to an additional 680 Class C shares of TouchTunes, at a price of $5,000 CDN per share, for a consideration of $3,400,000 CDN. Both the Class C shares and the $3,400,000 CDN were deposited in escrow. The Class B and the Class C shares of TouchTunes may be exchanged at the option of the Canadian Investors, into 2,000,000 shares of Series A Preferred Stock of the Registrant and then converted share for share into Common Stock. Subsequently, on May 9, 1997, the Canadian Investors released an additional $750,000 CDN against delivery of 150 Class C shares, leaving a balance of $2,650,000 CDN and 530 Class C shares in escrow. On July 17, 1997, the Canadian Investors released the remaining $2,650,000 CDN to TouchTunes against delivery to them of the remaining 530 Class C shares of TouchTunes. These funds have been used to implement the start-up business activities of the Registrant.

                    The Registrant is the owner of 800 Class A shares of TouchTunes. As a result of the foregoing transactions, the Canadian Investors own 100 Class B shares and 700 Class C shares of TouchTunes. The Class A shares entitle the holder to one vote per share. The Class B shares entitle the holder to eight votes per share and the Class C shares are non-voting. Therefore, the Registrant and the Canadian Investors have equal voting rights in TouchTunes.

                    On February 11, 1998, the Canadian Investors subscribed for an aggregate principal amount of $4,000,000 (US) of debentures ("Debentures") issued by TouchTunes. The Debentures are payable by TouchTunes on demand, only after the occurrence of an event of default as defined by the subscription agreement. Upon default,

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          the Debentures would bear interest at the rate of 12% per annum, payable in one single installment, concurrently with the payment of the principal amount. At any time prior to February 11, 1999, TouchTunes had the right to require the Canadian Investors to purchase additional Debentures, up to an aggregate principal amount of $10,000,000 (US), bearing the same terms and conditions, in six increments of $1,000,000 each.

                    On that same date, February 11, 1998, the Registrant entered into a "Debenture Put Right Agreement" with the Canadian Investors, providing them with the right and option to require the Registrant to purchase all or any part of the principal amount of Debentures they have acquired (up to $10,000,000 in principal amount), at an exchange rate of $2.00 per share, for the issuance by the Registrant of up to 5,000,000 shares of Series A Preferred Stock, convertible at the option of the holders, share for share, into an aggregate of up to 5,000,000 shares of the Registrant's Common Stock.

                    On February 11, 1998, the Registrant and the Canadian Investors amended and restated their Shareholders' Agreement of March 21, 1997. Among other things, the Amended and Restated Agreement provides that the Canadian Investors collectively are entitled to two seats on the Registrant's Board of Directors, which shall consist of at least six directors.

                    On August 5, 1998, TouchTunes required the Canadian Investors to purchase an additional $2,000,000 (US) principal amount of Debentures with the same terms as those previously issued on February 11, 1998.

                    On November 2, 1998, TouchTunes required the Canadian Investors to purchase an additional $4,000,000 (US) principal amount of Debentures with the same terms as those previously issued on February 11, 1998, bringing the total amount of Debentures purchased to the agreed upon maximum of $10,000,000 (US).

                    On March 22, 1999, the Canadian Investors subscribed for additional Debentures issued by TouchTunes for an aggregate principal amount of $830,579 U.S. with terms as those previously issued in 1998. Concurrently, on March 22, 1999, the Registrant entered into a "Debenture Put Right Agreement" with the Canadian Investors, providing them with the right and option to require the Registrant to purchase all or any part of the principal amount of the Debentures aggregating $830,579 U.S., convertible into the Registrant's Series A Preferred Stock, at an exchange rate of $2.00 US per share. Series A preferred shares are convertible at the option of the holders, share for share, into an aggregate of up to 415,289 shares of the Registrant's Common Stock.

                    On April 8, 1999, Sofinov Societe Financiere d'Innovation

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          Inc. subscribed for additional Debentures issued by TouchTunes for an aggregate principal amount of $2,500,000 U.S. with the same terms as those previously issued in 1998. Concurrently, on April 8, 1999, the Registrant entered into a "Debenture Put Right Agreement" with Sofinov Societe Financiere d'Innovation Inc., providing them with the right and option to require the Registrant to purchase all, or any part of the principal amount of the Debentures aggregating $2,500,000 U.S., convertible into the Registrant's Series A Preferred Stock, at an exchange rate equal to the greater of $2.00 U.S. per share or 85% of the price per share of other securities of the Registrant offered in a private placement, closing no later than July 1, 1999. Series A preferred shares are convertible at the option of the holders, share for share, into an aggregate of up to 1,250,000 shares of the Registrant's Common Stock.

                    On July 14, 1999, the Canadian Investors subscribed for additional Debentures issued by TouchTunes for an aggregate principal amount of $3,000,000 U.S. with the same terms as those previously issued in 1998. Concurrently, on July 14, 1999, the Registrant entered into a "Debenture Put Right Agreement" with the Canadian Investors providing them with the right and option to require the Registrant to purchase all, or any part, of the principal amount of the Debentures aggregating $3,000,000 U.S., convertible into the Registrant's Series A Preferred Stock at an exchange rate equal to the lesser of $2.00 U.S. per share or 93% of the price paid by a third party investor for any additional securities of the Registrant. Series A preferred shares are convertible at the option of the holders, share for share, into an aggregate of 1,500,000 shares of the Registrant's Common Stock. At any time prior to December 31, 1999, TouchTunes has the right to require the Canadian Investors to purchase an additional $4,000,000 of Debentures bearing the same terms and conditions, in two increments of $2,000,000 each.

                    Also on July 14, 1999, the Registrant entered into an "Addendum" with the Canadian Investors which changed the rates at which all of the Debentures previously issued would be converted as follows:

                    . For all of the Debentures issued pursuant to the
                      February 1998 and March 1999 Debenture Put Right Agreements the Put Rate would be equal to the lesser of $2.00 U.S. or the price paid by a third party investor for any additional securities of the Registrant.

                    . For all of the Debentures issued pursuant to the April
                      1999 Debenture Put Right Agreement the Put Rate would be equal to the lesser of $2.00 U.S. or 85% of the price paid by a third party investor for any additional securities of the Registrant.

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                    Based on the present number of shares of the Registrant's
          Common Stock issued and outstanding (14,658,644 shares), upon the exchange of their TouchTunes Class B Shares for Series A Preferred shares of the Registrant and the conversion of such Series A Preferred shares into 2,000,000 shares of the Registrant's Common Stock, the Canadian Investors will own approximately 12% of the Common Stock of the Registrant. Upon the exchange of their $16,330,579 principal amount of Debentures into an additional 8,165,289 shares of the Registrant's Series A Preferred Stock (assuming a conversion price of $2.00 U.S. per share) and their conversion of such Series A Preferred shares into the Registrant's Common Stock, the Canadian Investors will own approximately 40.95% of the Registrant's Common Stock. Assuming the subsequent purchase of the additional $4,000,000 U.S. of Debentures and their exchange into an additional 2,000,000 shares of the Registrant's Series A Preferred Stock (assuming a conversion price of $2.00 U.S. per share) and their conversion of such Series A Preferred shares into the Registrant's Common Stock, the Canadian Investors will own approximately 45.35% of the Registrant's Common Stock. If the conversion price is less than $2.00 U.S. per share, the Canadian Investors will own in excess of 45.35% of the Registrant's Common Stock.


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          ITEM 7.  Financial Statements and Exhibits.

          Exhibits:

          1.  Debenture Put Right Agreement dated July 14, 1999.

          2. Addendum Entered into in Montreal on July 14, 1999 to Amend the Put Right Agreements Entered into on February 11, 1998, March 22, 1999 and April 8, 1999.

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOUCHTUNES MUSIC CORPORATION


          Date:  August 20, 1999             Per:/s/Tony Mastronardi
                                             ----------------------------
                                                Tony Mastronardi,
                                                President and Director


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